FILE COPY

CERTIFICATE OF INCORPORATION
ON RE-REGISTRATION OF A PUBLIC COMPANY
AS A PRIVATE COMPANY

Company No. 5044510

I hereby certify that

BROKER NETWORK HOLDINGS PLC

formerly registered as a public company has this day been re-registered under the Companies Act 1985 as a private company is now incorporated under the name of

BROKER NETWORK HOLDINGS LIMITED

and that the company is limited.

Given at Companies House on **11th March 2008**

TUESDAY

LQFTAXXN

LD1 11/03/2008 36

COMPANIES HOUSE

Companies House
— for the record —

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES